Polycom Huntsman, Inc. and Subsidiaries
                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20437 and 33-61322) and Form S-3 (No. 333-24527) of
Spartech Corporation of our report dated April 17, 1998 relating to the financial statements of Polycom Huntsman, Inc. and Subsidiaries included in this Current Report on Form 8-K/A of Spartech Corporation dated March 31, 1998.


                                   Ernst & Young LLP
Pittsburgh, Pennsylvania
May 26, 1999


Polycom Huntsman, Inc. and Subsidiaries
                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements of Form S-8 (Nos. 33-20437 and 33-61322) and Form S-3 (No. 333-24527) of
Spartech Corporation of our report dated April 1, 1998 relating to the financial statements of Polycom Huntsman SA for the year ended February 28, 1998 included in the Current Report on Form 8-K/A of Spartech Corporation dated March 31, 1998.


                                   Amyot Exco
Paris, France                      Member of Grant Thornton International
May 26, 1999
                                   /s/FREDERIC BLANCHOT
                                      Frederic Blanchot